UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022

WestRock Company
(Exact name of registrant as specified in charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2022, WestRock Company announced that the Company’s Board of Directors elected E. Jean Savage, 58, as a director of the Company, effective January 28, 2022. Ms. Savage was appointed to the Audit Committee and Compensation Committee, effective immediately following her election.

Ms. Savage will be compensated in accordance with the Company’s previously disclosed compensation program for its non-employee directors as disclosed in the Company’s proxy statement for its 2022 Annual Meeting of Shareowners filed with the Securities and Exchange Commission on December 13, 2021.

In addition, effective January 28, 2022, the Company’s Board of Directors elected Alan D. Wilson, 64, as Non-Executive Chairman of the Board of Directors to replace John A. Luke, Jr., who retired as director and Non-Executive Chairman on such date.

There is no arrangement or understanding between Ms. Savage and any other persons pursuant to which Ms. Savage was selected as a director. There are no transactions involving Ms. Savage that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on February 1, 2022, is attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

(d)            Exhibits

                 Ex. 99.1           Press release, dated February 1, 2022
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: February 1, 2022	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and Secretary

3